UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant                                       [X]

Filed by a Party other than the Registrant                    [ ]

Check the appropriate box:

[  ]      Preliminary Proxy Statement

[  ]      Confidential,  for Use of the  Commission  Only  (as permitted by Rule
          14a-6(e)(2))

[X]       Definitive Proxy Statement

[  ]      Definitive Additional Materials

[  ]      Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12


                               KEYSPAN CORPORATION
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

--------------------------------------------------------------------------------
     (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title  of each  class of  securities  to  which  transaction  applies:

          ----------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     5)   Total fee paid:

          ----------------------------------------------------------------------

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided  by  Exchange  Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     -------------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     3)   Filing Party:

     -------------------------------------------------------------------------

     4)   Date Filed:

     -------------------------------------------------------------------------

[KEYSPAN LOGO]
                                                   One MetroTech Center
                                                   Brooklyn, New York 11201-3850









KEYSPAN CORPORATION




Notice of 2002 Annual Meeting of Shareholders and

Proxy Statement

[KEYSPAN LOGO]
                                                   One MetroTech Center
                                                   Brooklyn, New York 11201-3850









LETTER TO SHAREHOLDERS

April 4, 2002


Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of KeySpan Corporation at 10:00 a.m. Eastern Time, on Thursday, May 9, 2002, at the Tilles Center for the Performing Arts, Long Island University, C. W. Post Campus, 720 Northern Boulevard, Greenvale, New York.

We will review with you our 2001 performance and our plans for the future.

We have continued our procedure by which you may provide a proxy by telephone or through the Internet in order to cast your vote more easily. Whether you choose to provide a written proxy card, or one by telephone or through the Internet, please vote as soon as possible.

I look forward to seeing you on May 9th at the Annual Meeting. Enclosed with the Proxy Statement is your voting card. I would like to take this opportunity to remind you that your vote is important.





Robert B. Catell
Chairman and Chief Executive Officer

[KEYSPAN LOGO]
                                                   One MetroTech Center
                                                   Brooklyn, New York 11201-3850









NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 4, 2002


Dear Shareholder:

The Annual Meeting of Shareholders of KeySpan Corporation ("KeySpan" or the "Company") will be held on Thursday, May 9, 2002, at 10:00 a.m. Eastern Time, at the Tilles Center for the Performing Arts, Long Island University, C. W. Post Campus, 720 Northern Boulevard, Greenvale, New York, to consider and take action on the following items:

     1.   Election of ten directors;

     2.   Ratification   of  Deloitte  &  Touche  LLP,  as  independent   public
          accountants for the Company for the year ending December 31, 2002; and

     3. Transact any other business properly brought before the Annual Meeting or any adjournment thereof.

Shareholders of record as of the close of business on March 11, 2002 are entitled to vote at the Annual Meeting or any postponement or adjournment thereof.

If your shares are held through a bank, broker or other nominee and you plan to attend the meeting, please request a letter or some other evidence of ownership from your bank, broker or other nominee, as well as proper authorization if you wish to vote your shares in person.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE HOPE THAT YOU WILL READ THE ENCLOSED PROXY STATEMENT AND THE VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, AND THEN VOTE
(1) BY COMPLETING, SIGNING, DATING AND MAILING THE PROXY CARD IN THE ENCLOSED POSTAGE- PAID ENVELOPE, OR (2) BY CALLING THE TOLL-FREE NUMBER LISTED ON THE PROXY CARD, OR (3) THROUGH THE INTERNET AS INDICATED ON THE PROXY CARD. THIS WILL NOT AFFECT YOUR RIGHT TO ATTEND OR VOTE AT THE MEETING.

By Order of the Board of Directors,






Richard A. Rapp, Jr.
Vice President, Secretary and Deputy General Counsel

                                Directions to the

                      TILLES CENTER FOR THE PERFORMING ARTS

                             Long Island University
                                C. W. Post Campus
                             720 Northern Boulevard
                               Greenvale, New York




By Car:

From the west: Take the Long Island Expressway (Route 495) east to exit 39 (Glen Cove Road). Proceed north to Route 25A (Northern Boulevard) and turn right
(east). Proceed eastward on Route 25A approximately two miles; turn right at the fifth traffic light into the West Gate of the campus.

From the east: Take the Long Island Expressway (Route 495) west to exit 41N (Route 106/107 North). Continue on Route 107 north to Route 25A (Northern Boulevard) and turn left (west). Proceed approximately 1/4 mile and turn left at the second traffic light into the West Gate of the campus.

NOTE: You may also use the Northern State Parkway instead of the Long Island Expressway. Use Exit 31 for Glen Cove Road north or Exit 35 for Route 107 north and follow above directions.



By Public Transportation from New York City:

By Train: From Pennsylvania Station: Take either the Long Island Rail Road's Port Jefferson train line to the Hicksville station or the Port Washington - Manhasset train line to the Great Neck station or the Manhasset station or the Oyster Bay train line to the Greenvale station. The Great Neck station and the Hicksville station both have bus service to the C. W. Post Campus.

Taxi service to the campus is available from the Greenvale, Manhasset, GreatNeck and Hicksville stations. Taxi service prices range from $8 to $16.

To reach the Long Island Rail Road call (516) 822-5477.

By Bus: C. W. Post is serviced by the Metropolitan Transit Authority, Long Island Bus N20. For schedule times call the MTA at (516) 766-6722.

                     PROXY STATEMENT OF KEYSPAN CORPORATION
                    ANNUAL MEETING TO BE HELD ON MAY 9, 2002


Proxies are being solicited on behalf of the Board of Directors of the Company for use at the Annual Meeting of Shareholders on May 9, 2002, or any adjournment thereof. This Proxy Statement is first being mailed to the shareholders of the Company on or about April 4, 2002.


Q:   What am I voting on?
A: Election of ten directors; ratification of Deloitte & Touche LLP, as independent public accountants for the year ending December 31, 2002; and any other business properly brought before the meeting.

Q:   Who is entitled to vote?
A: Common Stock shareholders as of the close of business on March 11, 2002 (the "Record Date"). Each share of KeySpan's Common Stock, par value $.01 per share (the "Common Stock") is entitled to one vote.

Q:   How do I vote?
A: If you hold your shares in your name, as a "shareholder of record," you can vote in person at the Annual Meeting or you can complete and submit a proxy by mail, telephone or the Internet, as provided on your proxy card.

     If you hold your shares indirectly in the name of a bank, broker or other nominee, as a "street- name shareholder," you will receive instructions from your bank, broker or other nominee describing how to vote your shares.

     The enclosed proxy card contains instructions for mail, telephone and Internet voting. Whichever method you use, the proxies identified on the proxy card will vote your shares in accordance with your instructions.

     If you submit a proxy card without giving specific voting instructions with respect to any or all proposals, you give the named proxies the authority to vote, in their discretion, on each such proposal. In addition, a properly signed and dated proxy card (or a proxy properly delivered by telephone or through the Internet) gives the named proxies the authority to vote, in their discretion, on any other matter that may arise at the meeting.


Q:   Do I have the right to revoke my proxy?
A: Yes. You can revoke your proxy by submitting a new proxy; giving written notice to the Secretary of the Company prior to the Annual Meeting stating that you are revoking your proxy; or attending the Annual Meeting and voting your shares in person.

     Unless you decide to vote your shares in person at the Annual Meeting, you should revoke your prior proxy in the same way you initially submitted it, that is, by mail, telephone or Internet.

Q:   Is my vote confidential?
A: Yes. Only EquiServe Trust Company, N.A. ("EquiServe"), the inspector of election, and certain employees have access to your voting instructions. All written comments will be provided to KeySpan and only your name will be disclosed unless you request to remain anonymous.

Q:   Who will count the votes?
A:   EquiServe will tabulate the votes and act as inspector of election.

Q:   What if I get more than one proxy card?

A: Your shares are probably registered differently or are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted. Please have all of your accounts registered exactly in the same name and social security number. You may do this by contacting our transfer agent, EquiServe, by calling 1-800-482-3638.

Q:   What constitutes a quorum?
A: As of the close of business on March 11, 2002, the Record Date, 140,071,011 shares of Common Stock were issued and outstanding. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum. For purposes of determining the presence of a quorum, shares represented by abstentions and "broker non-votes" will be counted as present. If you vote by proxy card or give a proxy by telephone or through the Internet, you will be considered part of the quorum. In the absence of a quorum, the Annual Meeting may be adjourned.

Q:   What percentage of stock do the directors and officers own?
A: The directors and certain executive officers own approximately 306,605 shares, which is less than 1% of our Common Stock, as of March 1, 2002.


Q:   When are the shareholder proposals due for the 2003 Annual Meeting?
A: Shareholder proposals for the 2003 Annual Meeting must be received by KeySpan at its offices at One MetroTech Center, Brooklyn, New York 11201-3850, Attention: Secretary, by December 5, 2002, to be considered by the Company for possible inclusion in the proxy materials for the 2003 Annual Meeting. In addition, all shareholder proposals or nominations for election as director for the 2003 Annual Meeting must be submitted to the Company in accordance with Section 2.7 of the Company's By- Laws not less than 60 nor more than 90 calendar days in advance of the first anniversary date of the 2002 Annual Meeting.

PROPOSAL 1.                    ELECTION OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR each of the ten nominees named below to serve as members of the Board of Directors for a one-year term:

Nominees for election this year are:

       .        Robert B. Catell                     .        J. Atwood Ives
       .        Andrea S. Christensen                .        James R. Jones
       .        Howard R. Curd                       .        James L. Larocca
       .        Donald H. Elliott                    .        Stephen W. McKessy
       .        Alan H. Fishman                      .        Edward D. Miller

Each director will hold office for one year or until their successors are duly elected or chosen and qualified.

If any director is unable to stand for election, the Board may provide for a lesser number of directors or designate a substitute. In the latter event, shares represented by proxies may be voted for a substitute director. KeySpan does not anticipate that any of the individuals listed above will be unable to serve the full term of office to which they may be elected. The affirmative vote of a plurality of the shares of KeySpan Common Stock cast is required for the election of directors.

Effective May 9, 2002, both Lilyan H. Affinito and James Q. Riordan will retire, and Vicki L. Fuller will resign, as directors of the Company. The Board and the Company extend their gratitude to Ms. Affinito, Ms. Fuller and Mr. Riordan for their service as valued directors.

Effective March 1, 2002, Craig G. Matthews retired as a director and as vice chairman and chief operating officer of the Company. The Board and the Company extend their gratitude to the long and valued service Mr. Matthews provided to the Company as a member of the Board and as an officer of the Company.

Effective December 31, 2001, George Bugliarello and Basil A. Paterson retired as consulting directors of the Company. Messrs. Bugliarello and Paterson were also members of the board of directors and retired as such on December 31, 2000. The Board and the Company extend their gratitude to Messrs. Bugliarello and Paterson for their service as valued directors.

Effective November 7, 2001, William C. Thompson, Jr. resigned as consulting director of the Company after his election as Comptroller of the City of New York. Edward Travaglianti remains as the sole consulting director of the Company and, as such, will continue to advise and counsel the Board and any of its committees on various matters. A consulting director does not have the right to vote at meetings of the Board or at meetings of committees of the Board.

Finally, the Board and the Company recognize the late Richard N. Daniel for his service as a valued director of the Company until his passing on October 25, 2001. The Board and the Company also extend their best wishes to Mr. Daniel's family and loved ones.

In recognition of the vacancies left by Mdmes. Affinito and Fuller and Messrs. Riordan, Matthews and Daniel, the Board has resolved to reduce and fix its size at ten, effective May 9, 2002.

Nominees for the Board of Directors


   [PHOTO] ROBERT B. CATELL - Age 65 - Director since May 1998 Chairman and Chief Executive Officer of KeySpan Corporation since July 1998. Joined KeySpan's subsidiary, The Brooklyn Union Gas Company, in 1958 and was elected Assistant Vice President in 1974, Vice President in 1977, Senior Vice President in 1981 and Executive Vice President in 1984. Elected Brooklyn Union's Chief Operating Officer in 1986 and President in 1990. Mr. Catell served as President and Chief Executive Officer from 1991 to 1996 when he was elected Chairman and Chief Executive Officer. Serves on the Boards of Alberta Northeast Gas, Ltd., Boundary Gas, Inc., Taylor Gas Liquids, Ltd., The Houston Exploration Company, Gas Technology Institute, Edison Electric Institute, New York State Energy Research and Development Authority, Independence Community Bank Corp., Business Council of New York State, Inc., New York City Investment Fund, New York City Partnership and Long Island Association.


   [PHOTO] ANDREA S. CHRISTENSEN - Age 62 - Director since January 2001 Partner in the law firm of Kaye, Scholer, Fierman, Hays & Handler, LLP since 1976. Joined that firm in 1968 and previously was an associate with the law firm of Kelley, Drye & Warren. Adjunct Professor at New York University School of Law from 1984 to 1994. Member of the Association of the Bar of the City of New York, American Bar Association, International Society for Labor Law and Social Security. Former Chairperson of New York County Lawyers Association Committee on Labor Relations. Served as Director of The Brooklyn Union Gas Company from 1980 to 2000 and the American Arbitration Association from 1988 to 1999.




   [PHOTO] HOWARD R. CURD - Age 63 - Director since May 1998 Chairman and Chief Executive Officer of Uniroyal Technology Corporation, a developer and manufacturer of proprietary plastic products and specialty chemical and polymer products, since 1992. Served as President and Chief Executive Officer of Uniroyal from 1991 to 1992. Formed his own business in 1972 and, during the period 1972 to 1982, acquired controlling interests in a 100-year old investment banking firm, Polycast Technology Corporation and the U.S. Playing Card Corporation. Served on the Board of Emcore Corporation.



   [PHOTO] DONALD H. ELLIOTT - Age 69 - Director since May 1998 Partner in the law firm of Hollyer Brady Smith & Hines LLP, since 1995. Attorney in the law firm of Webster & Sheffield from 1957 to 1965 and Partner from 1973 to 1991. Counsel to the Mayor of New York City and then Chairman of the New York City Planning Commission from 1966 to 1973. Partner in the law firm of Mudge Rose Guthrie Alexander and Ferdon from 1991 to 1995. Trustee of Independence Community Bank Corp. and Long Island University. Serves on the Board of Independence Community Bank and an honorary member of the New York Chapter of the American Institute of Architects.

   [PHOTO] ALAN H. FISHMAN - Age 56 - Director since May 1998 President and Chief Executive Officer of Independence Community Bank Corp., the parent savings and loan holding company of Independence Community Bank, since March 2001. Joined Chemical Bank in 1969, named Chief Financial Officer in 1979 and elected Senior Vice President responsible for worldwide investment banking activities in 1983. Joined Neuberger & Berman in 1988 and was responsible for an investment partnership. Joined American International Group, Inc. in 1989 as a Senior Vice President and elected President of AIG Financial Services Group. Joined the firm of Adler & Shaykin in 1990 as a Managing Partner. Former Managing Partner and founder of Columbia Financial Partners, L.P. in 1992. President and Chief Executive Officer of ContiFinancial Corporation from July 1999 to March 2001. Chairman of the Brooklyn Academy of Music.




   [PHOTO] J. ATWOOD IVES - Age 65 - Director since November 2000 Former Chairman and Chief Executive Officer of Eastern Enterprises from 1991 to November 2000. Director or Trustee of several mutual funds advised by the Massachusetts Financial Services Company, Trustee of the Museum of Fine Arts, Boston, Director of the United Way of Massachusetts Bay, President and Director of the Beacon Hill Village, overseer of WGBH Educational Foundation, and member of the Corporate Advisory Board of the Boston College Carroll School of Management.




   [PHOTO] JAMES R. JONES - Age 62 - Director since May 1998 Senior Counsel to the law firm of Manatt, Phelps & Phillips, LLP from March 1999 to October 2001. Chairman and Chief Executive Officer of Manatt Jones Global Strategies, LLP since October 2001 and Chairman of GlobeRanger Corporation since September 1999. Retired President of Warnaco, Inc. - International Division. White House Staff, Special Assistant and Appointments Secretary from 1965 to 1969 and Congressman from Oklahoma from 1973 to 1987. Partner in the law firm of Dickstein Shapiro Morin & Oshinsky LLP from 1987 to 1989. Chairman and Chief Executive Officer of the American Stock Exchange from 1989 to 1993. Served as United States Ambassador to Mexico from 1993 to 1997.



   [PHOTO] JAMES L. LAROCCA - Age 58 - Director since January 2001 Dean of the college and distinguished Professor of Public Policy at Long Island University's Southampton College since April 2000 and Adjunct Professor of Public Policy at Hofstra University since January 1999. Immediately prior to his appointment to Southampton, he practiced law with the firm of Cullen and Dykman. Served in the cabinets of two New York governors as Commissioner of Transportation, Commissioner of Energy, Director of Federal Affairs, Trustee of the New York Power Authority and Chairman of the Energy Research and Development Authority. Served as President of the Long Island Association from 1985 to 1993. Former director of European American Bank and ContiFinancial Corporation, and current Chairman of the Long Island Nature Conservancy.

   [PHOTO] STEPHEN W. McKESSY - Age 64 - Director since May 1998 Retired Vice Chairman of PricewaterhouseCoopers. Served in various officer positions at PricewaterhouseCoopers from 1960 to 1997. Serves as a Director for the Greater Boy Scouts of America, the Board of Advisors of St. John's University College of Business Administration and the Board of Governors of the Silver Spring Country Club.




   [PHOTO] EDWARD D. MILLER - Age 61 - Director since May 1998 Member of the Supervisory Board and senior advisor to the Chief Executive Officer of AXA Group since July 2001. From August 1997 through June 2001, Mr. Miller served as President and Chief Executive Officer of AXA Financial, Inc. He was Chairman and Chief Executive Officer of The Equitable Life Assurance Society of the United States, the principal insurance subsidiary of AXA Financial, Inc., from August 1997 through June 2001. Mr. Miller also served as Senior Vice Chairman of Chase Manhattan Bank from 1996 through 1997. He serves as a member of the Board of Directors of Topps Company, Incorporated, a member of the Board of Governors of the United Way of Tri-State, Chairman of the Board of Directors of Phoenix House, and Chairman of the 2001 Insurance Industry Blood Drive. Mr. Miller is a Trustee of the Inner-City Scholarship Fund, the New York City Police Foundation, Pace University, and the New York Blood Center.

Board of Directors - Committees

The Board of Directors is responsible, under New York law and the Company's Certificate of Incorporation and By- Laws, with overseeing the business and management of the Company. The Board of Directors met nine times between January 1 and December 31, 2001. During 2001, the Board maintained four standing committees. The functions, number of meetings held and composition of the Board committees, as of December 31, 2001, are described below:

                                ----------------------------------------------------------------------
                                                             Committee
------------------------------------------------------------------------------------------------------
                                                 Compensation
        Director                Executive             and                Audit             Corporate
                                                  Nominating                            Responsibility
------------------------------------------------------------------------------------------------------
L. H. Affinito                                                             X                   X
------------------------------------------------------------------------------------------------------
R. B. Catell                    X (Chair)
------------------------------------------------------------------------------------------------------
A. S. Christensen                                                                              X
------------------------------------------------------------------------------------------------------
H.R. Curd                                                                  X                   X
------------------------------------------------------------------------------------------------------
R.N. Daniel                                                                X                   X
------------------------------------------------------------------------------------------------------
D.H. Elliott                                           X                                   X(Chair)
------------------------------------------------------------------------------------------------------
A.H. Fishman                        X                                  X (Chair)
------------------------------------------------------------------------------------------------------
V. L. Fuller                                                               X
------------------------------------------------------------------------------------------------------
J. A. Ives                          X
------------------------------------------------------------------------------------------------------
J. R. Jones                                            X                                       X
------------------------------------------------------------------------------------------------------
J. L. Larocca                                          X                                       X
------------------------------------------------------------------------------------------------------
C. G. Matthews                                                                                 X
------------------------------------------------------------------------------------------------------
S. W. McKessy                       X                  X                   X
------------------------------------------------------------------------------------------------------
E.D. Miller                         X              X (Chair)
------------------------------------------------------------------------------------------------------
J. Q. Riordan                       X                  X                   X
------------------------------------------------------------------------------------------------------
Meetings held from
January 1 to                        2                  8                   6                   1
December 31, 2001
------------------------------------------------------------------------------------------------------

X:       Member.
Chair:  Committee Chairperson.

                                   Committees

Executive Committee: Acts on behalf of the Board of Directors whenever the Board is not in session, except for certain matters as prescribed by New York law.

Audit Committee: Reviews auditing, accounting, financial reporting and internal control functions. Recommends independent public accountants and reviews their services. All members are non-employee directors.

Corporate Responsibility Committee: Oversees ethics, community development, environmental issues and equal employment opportunity matters.

Compensation and Nominating Committee: Administers executive compensation programs, policies and practices. Conducts director searches and recommends directors. All members are non-employee directors. The Committee will not accept nominations for election by shareholders at the Annual Meeting, unless such nominations were received within the time period prescribed in Section 2.7 of the Company's By- Laws.

Each of the directors attended at least 91% or more of all meetings of the Board and each committee of which he or she was a member during the period from January 1 to December 31, 2001.

Director Compensation

The directors will receive the following compensation, effective April 1, 2002:

     .    Non-employee and consulting directors:

               $30,000 annual retainer;

               $1,500 meeting fee for each meeting of the Board of Directors and each meeting of a committee of the Board of Directors attended (directors attending more than one meeting on the same day shall be paid only one meeting fee for that day);
               $4,000 committee chairman retainer; and
               Options to purchase 4,600 shares of KeySpan Common Stock (granted March 1, 2002).

     -    Employee directors:

               Receive no additional compensation for serving on the Board or its committees.

The Board of Directors has adopted the Directors' Deferred Compensation Plan to directly align the non-employee directors' and consulting directors' financial interest with those of the shareholders. The Directors' Deferred Compensation Plan requires all non-employee directors and consulting directors to defer a minimum of 50% of their cash compensation as directors or consulting directors in exchange for Common Stock equivalents. Common Stock equivalents are valued by utilizing the lowest of either (i) the average of the high and low price per share of KeySpan Common Stock on the first trading day of the calendar quarter or (ii) the average of the high and low price per share of KeySpan Common Stock on the last trading day of the calendar quarter, in which contributions are received. Compensation not subject to mandatory deferral into a Common Stock equivalent account may, at the director's or consulting director's option, be deferred into a cash account bearing interest at the prime rate. Upon retirement, death or termination of service as a director, all amounts in a director's or consulting director's Common Stock equivalent account and cash account shall, at the director's or consulting director's election, (i) be paid in a lump sum in cash; (ii) be deferred for up to five years; and/or (iii) be paid in the number of annual installments, up to ten, specified by the director or consulting director.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents the annual compensation paid to the Chief Executive Officer and the four other most highly compensated executive officers (the "Named Executive Officers").

                                         -------------------------------------------------------------------------
                                           Annual Compensation                  Long-Term Compensation
------------------------------------------------------------------------------------------------------------------------------------
                                                                         Restricted
                                                                           Stock           Shares           LTIP
                                          Salary           Bonus          Award(s)       Underlying       Payouts     All Other Comp
           Name              Year          ($)              ($)(1)          ($)           Options           ($)          ($)(2)
------------------------------------------------------------------------------------------------------------------------------------
Robert B. Catell             2001        860,669          901,228            0            267,000            0          20,444
Chairman & CEO               2000        786,000          336,000            0            568,800            0          22,817
                             1999        700,000          317,665        343,643          696,000            0          25,673
------------------------------------------------------------------------------------------------------------------------------------
Craig G. Matthews(3)         2001        586,153          486,974         790,000(4)      124,000            0          21,175
Vice Chairman                2000        506,000          246,690            0            234,400(5)         0          15,627
   & COO                     1999        445,833          153,758         286,250(4)      355,000(6)         0          14,618
------------------------------------------------------------------------------------------------------------------------------------
Robert J. Fani               2001        361,667          247,203            0             78,200            0           3,651
President, KeySpan           2000        300,417           95,935            0            129,400            0           3,628
   Energy Services and       1999        250,000           59,569            0            146,000            0             578
   Supply
------------------------------------------------------------------------------------------------------------------------------------
Wallace P. Parker Jr.        2001        360,834          243,314            0             78,200            0           6,490
President, KeySpan           2000        300,250           95,168            0            129,400            0           5,424
   Energy Delivery           1999        248,000           62,340            0            146,000            0           3,711

Gerald Luterman              2001        330,486          259,360            0             60,000            0          14,539
Executive Vice               2000        318,333          120,000            0            131,800            0          14,596
President & CFO              1999        127,308(7)          0               0            100,000            0           7,593
------------------------------------------------------------------------------------------------------------------------------------

FOOTNOTES:

(1) Bonus awards paid each year are attributable to performance during the previous year.
(2) Amounts are comprised of the cost of life insurance paid by KeySpan and allocated to the Named Executive Officers for income tax purposes during 2001, 2000 and 1999.
(3) Effective March 1, 2002, Mr. Matthews has retired as an officer and director of the Company.
(4) Mr. Matthews has forfeited his restricted stock awards as a result of his retirement.
(5) Includes 75,000 unvested stock options that Mr. Matthews has forfeited as a result of his retirement.
(6) Includes 45,000 unvested stock options that Mr. Matthews has forfeited as a result of his retirement.
(7)  Mr. Luterman was hired by the Company in July 1999.

COMPENSATION AND NOMINATING COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation and Nominating Committee (the "Committee") of the Board of Directors, composed of six non- employee directors, administers KeySpan's executive compensation program. The members of the Committee are Donald H. Elliott, James R. Jones, James L. Larocca, Stephen W. McKessy, Edward D. Miller and James Q. Riordan, with Mr. Miller serving as chairperson. None of such members is or has been an officer or employee of KeySpan or any of its subsidiaries.

During 2001, the Committee met periodically throughout the year and utilized outside consultants from the Hay Group, a national compensation consultant, to review the compensation levels of KeySpan's officers, including the Named Executive Officers, and to provide advice with respect to incentive compensation plan matters. The Committee also reviews, recommends and approves changes to the Company's compensation policies and programs for the Chief Executive Officer, other senior executives and certain key employees. In addition, the Committee makes recommendations concerning the Company's employee benefit policies and exercises such powers and makes such other compensation-related determinations as are entrusted to the Committee by the Board of Directors. After review and approval by the Committee, all issues relating to executive compensation are submitted to the entire Board for ratification. There were no material decisions of the Committee which were overruled or revised by the Board.

Executive Compensation Philosophy and Policies

The philosophy of KeySpan with respect to executive compensation is that the Chief Executive Officer and other executives should be compensated at market-competitive levels to attract, motivate, and retain talented executives needed to achieve KeySpan's vision of being the premier energy company in the Northeast. Through the Committee, the Board of Directors has developed a "pay for performance" executive compensation philosophy and approved the implementation of a total compensation plan designed to focus attention on KeySpan's strategic business initiatives and financial performance objectives. The Committee adheres to the following compensation policies which are intended to facilitate the achievement of KeySpan's business strategies and further the Company's vision:

     .    The  executive   compensation   program   should   emphasize  pay  for
          performance and encourage retention of those employees who enhance KeySpan's performance.

     . Compensation arrangements will maintain a reasonable balance between base salary, annual and long-term incentive compensation and be designed to focus such executives on the long-term interests of the shareholders and creating value for the shareholders.

     . The incentive compensation program for executives shall strengthen the link of incentive compensation to the achievement of financial and strategic objectives which are set in advance by the Committee.

     . In determining executive compensation levels for base salary, annual and long-term compensation, the compensation levels shall be competitive with compensation levels for executive positions of similar scope for general industry in the metropolitan New York City and Boston areas, as well as peer energy companies. If KeySpan's performance exceeds that of the comparable group, compensation should be above the median; likewise, if KeySpan's performance falls below that of the group, the compensation paid to executives should be below the median of the comparable companies.

Components of Compensation

The Committee compares total compensation levels for KeySpan's executives to the compensation paid to executives in comparable general industry and peer energy companies. In this regard, the Committee uses analyses prepared by the Hay Group to review the compensation levels of executives in the energy industry, and in the regional and national marketplace. In addition, the Committee reviews compensation data for executive positions comparable in scope to those in general industry companies in the metropolitan New York City and Boston areas. The companies analyzed in this process tend to have national business operations and have positions that are similar in scope with comparable revenue size or employment levels. Through this process, the Committee identifies the median compensation level, both with respect to base salary and the overall executive compensation program.

The Committee strives to ensure that compensation for the Company's executive officers provides a direct link to strategic financial measures and shareholder value. To achieve this performance linkage, KeySpan has established three programs for the direct compensation of executive officers: the Base Salary Program, the Corporate Annual Incentive Compensation Plan and the Long-Term Performance Incentive Compensation Plan. The intent of these programs is to place increased emphasis on performance-based pay and reduced emphasis on base salary in determining total compensation.

Each of the three programs is discussed in greater detail below.

The Base Salary Program

In setting base salary levels for the Chief Executive Officer, the Named Executive Officers and other executive officers, the Committee considers the competitive market data for executives in comparable positions in other energy and general industry markets. In setting base salary levels, KeySpan currently targets the 50th percentile of the comparable labor market. The Committee also considers the experience level and actual performance achieved by the executive as it relates to KeySpan's corporate goals in setting such executive's base salary.

When Mr. Catell was promoted to and elected as Chairman and Chief Executive Officer on July 31, 1998, KeySpan entered into an employment agreement with Mr. Catell that provided a base salary of $700,000 per year, subject to such increases that may be approved by the Board. Base salary increases based upon performance are determined on an annual basis. Effective January 1, 2001, the Committee and the Board approved an increase in Mr. Catell's annual base salary to $881,000. As the Company continues to align base pay to competitive market levels, the base salary level for the Chief Executive Officer, the Named Executive Officers and other executive officers, compared to competitive market data, is generally at the 50th percentile of comparable positions at this time. In determining the base salary level for the Chief Executive Officer, the Committee has taken into consideration Mr. Catell's performance in connection with, among other things, an increase in overall earnings per share, total shareholder return and the implementation of the Company's acquisition growth strategy, including the successful integration of Eastern Enterprises during 2001. Based upon an assessment of all these factors, effective January 1, 2002, the Committee and the Board approved an increase in annual base salary for Mr. Catell to $938,000.

The Corporate Annual Incentive Compensation Plan

The Board of Directors adopted the Corporate Annual Incentive Compensation Plan (the "Corporate Plan") in September 1998. The awards to be earned under the Corporate Plan will be paid as cash based upon annual performance results. For 2001, the performance measurement period included the twelve-month period from January 1, 2001 to December 31, 2001. The awards for this period were paid in March 2002. The Corporate Plan provides annual incentive awards to officers and all management employees who, by the nature and scope of their positions, regularly and directly make a significant contribution to the success of KeySpan in the achievement of corporate goals that the Committee believes are important to the shareholders of KeySpan. The specific corporate goals for the Corporate Plan are established by management and reviewed and approved by the Committee and the Board of Directors. The Corporate Plan is intended to improve shareholder return and corporate performance and includes goals which encourage increased return on equity, improved cash flow, improved corporate earnings results, improved competitive position, improved customer satisfaction, improved employee satisfaction and control of operating expenses. During 2001, a corporate diversity incentive was introduced as a performance measure in the Corporate Plan. Incentive awards as a percentage of cumulative salary paid in connection with 2001 are based upon both Company and strategic business group performance. The incentive award ranges are established annually by the Committee for eligible executives and management employees in the Corporate Plan. Incentive award levels are intended to provide awards that are competitive within the industry at target award levels when performance results are achieved.

The 2001 Corporate Plan provided for award opportunities to executives which ranged from zero, if below target performance levels, up to 80% of cumulative paid salary at target performance levels, with a maximum award potential of 160% of cumulative paid salary at maximum performance levels. For 2001, the Chief Executive Officer had a target award level of 80% of cumulative paid salary with performance criteria based upon return on equity, consolidated earnings per share, cash flow and our diversity incentive. Based upon actual 2001 results, an award payout of 32% of cumulative paid salary was approved by the Committee and paid in March 2002. The amount reflected in the Summary Compensation table that was paid in March 2001 for performance during 2000 represented a payout of 115% of cumulative paid salary. Upon the recommendation of the Hay Group for the year 2002, the Chief Executive Officer's target award remains at 80% of cumulative paid salary. All executives in the Corporate Plan have a portion of their incentive award linked directly to overall corporate performance goals and to the results achieved in their respective strategic business group.

Pursuant to the Corporate Plan, commencing with the 2001 plan year, the Chief Executive Officer, the Named Executive Officers and certain other executives may elect to defer between 10% to 50% of their annual cash award and purchase deferred stock units ("DSUs"), which track the performance of the Company's Common Stock but do not possess voting rights. Executives will also receive a 20% match by the Company on the amount deferred in each year. The number of DSUs credited shall be determined by utilizing the lower of either (i) the average of the high and low price per share of Common Stock on the first trading date of the calendar quarter or (ii) the average of the high and low price per share of KeySpan Common Stock on the last trading day of the calendar quarter, in which the contributions are received. The DSU, must be deferred until retirement or resignation and are payable in Common Stock. The match on the deferral is also payable in Common Stock upon retirement or in the event of an executive's disability, death or upon change of control. The match is forfeited in the event of the executive's resignation prior to retirement. The Chief Executive Officer elected to defer 50% of his 2001 annual award, paid in March 2002, into a DSU account.

Each DSU shall be in the form of an unfunded bookkeeping entry and shall represent one full or fractional share of KeySpan Common Stock. The Company will maintain a book entry account reflecting the DSUs purchased by each executive. The account will be credited with dividend equivalents in the amount of any cash dividend paid from time to time converted to a stock unit or fraction of a unit in the executive's DSU account as of such dividend date.

The Long-Term Performance Incentive Compensation Plan

As a result of the Committee's review of the competitiveness of KeySpan's total compensation program, and the Hay Group's review of the long-term incentive plans used by a majority of energy companies, the Committee recommended, and the Board of Directors adopted, the KeySpan Long-Term Performance Incentive Compensation Plan (the "Incentive Plan") in March 1999. The Incentive Plan was subsequently approved by the shareholders at the May 1999 Annual Meeting of Shareholders. On May 10, 2001, shareholders approved an amendment to the Incentive Plan which increased the authorized shares to a total of 19,250,000. As of March 1, 2002, approximately 12,492,085 stock options and 116,893 restricted stock grants have been awarded under the Incentive Plan.

The Incentive Plan provides for the award of incentive stock options, non-qualified stock options, performance stock awards and restricted shares to key employees and non-employee directors and consultants of KeySpan and its subsidiaries as determined by the Committee. The purpose of the Incentive Plan is to optimize KeySpan's performance through incentives that directly link the participant's goals to those of KeySpan's shareholders and to attract and retain participants who make significant contributions to the success of KeySpan.

The stock option component of the Incentive Plan entitles the participants to purchase shares of Common Stock at an exercise price per share determined by the Committee that is no less than the closing price of the Common Stock on the New York Stock Exchange on the date of the grant.

On February 13, 2001, based upon the performance of the Chief Executive Officer, the Committee approved a grant to Mr. Catell of 267,000 non-qualified stock options to purchase Common Stock at an exercise price of $39.50 (vesting on a pro rata basis over a three to five-year period, depending upon Company performance, or fully upon retirement, whichever occurs first).

Since 2001, the option award process includes a performance goal feature in the stock option vesting schedule for officers which directly links total shareholder return ("TSR") for KeySpan Common Stock to the options granted. The TSR goal measures the total return to shareholders of KeySpan Common Stock including price appreciation and dividends. KeySpan's performance will be measured against the S&P Utility Group over a three-year performance period, with KeySpan's goal to be in the top third of those comprising the group. Options were granted with a five-year pro rata vesting schedule, rather than the traditional three-year pro rata vesting schedule. If, at the end of the three-year performance period, KeySpan's TSR is within the top third of companies that comprise the S&P Utility Group, then those options that are not yet vested will vest immediately. If the TSR goal is not achieved in year three, the remaining unvested options will continue to vest on the five-year schedule.

On March 1, 2002, the Committee approved a grant to Mr. Catell of 372,000 non-qualified stock options and 13,295 shares of restricted stock. The options shall vest pro rata over a three to five-year period, depending upon the Company's performance under the TSR goals. However, in the event of retirement, the options shall vest pro rata using the number of full months of employment from the grant date to retirement, divided by 36 months.

Beginning in 2002, in order to further align the interests of shareholders, in the award of restricted stock to officers, a share price performance target shall be included in the award agreement. A four year share price target has been established and linked to the lapse of restrictions. The minimum restriction period is two years. If the target share price is met at any time between years two and four, the restrictions shall lapse. However, if the target is not achieved by the fourth year, restrictions shall not lapse until the sixth year. In the event of retirement, the restrictions on the shares granted shall lapse on a pro rata basis using the full months of employment from the grant date to retirement, divided by 48 months.

During 2002, an aggregate of 2,132,800 non-qualified stock options and 74,195 shares of restricted common stock were granted to all officers as a group. The grants of non-qualified stock options and restricted Common Stock were made to executives generally determined on the basis of the executive's performance and position within KeySpan and the level of such executive's compensation to focus such executives on the long-term interests of shareholders.

The Committee believes that performance based stock options and restricted shares are directly linked to KeySpan's shareholder value. As the value of KeySpan's Common Stock is generally considered the strongest indicator of overall corporate performance, these awards provide a strong incentive to participants by linking compensation to the future value of KeySpan's Common Stock.

Policy with Respect to Section 162(m) Deduction Limit

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company cannot deduct compensation in excess of $1,000,000 paid in any year to the Chief Executive Officer or any of the Named Executive Officers whose compensation must be detailed in the Proxy Statement. Certain benefit plans and compensation paid under plans that are performance-based are not subject to the $1,000,000 annual limit if certain requirements are satisfied. Although the Company's compensation policy is generally designed to relate compensation to performance, certain payments do not meet such requirement because they allow the Committee and the Board to exercise discretion in setting compensation. The Committee is of the opinion that it is in the Company's best interest for the Committee and the Board to retain discretion in order to preserve flexibility in compensating such executive officers, especially in light of an increasingly competitive marketplace.

Conclusion

The Committee believes that KeySpan's executive compensation policies and programs serve both the interests of KeySpan and its shareholders effectively. The various compensation programs are appropriately balanced to provide the motivation for executives to contribute to KeySpan's overall success and enhance the value of KeySpan for the shareholders' benefit, and are consistent with compensation programs for companies of similar size in the utility industry generally and in the energy industry specifically.

The Committee will continue to monitor the effectiveness of KeySpan's total compensation program to meet the current and the future needs of KeySpan.

                         Compensation and Nominating Committee

                         Edward D. Miller, Chairman           James L. Larocca
                         Donald H. Elliott                    Stephen W. McKessy
                         James R. Jones                       James Q. Riordan

STOCK OPTION GRANTS TABLE

The following table provides information on stock option grants during 2001 for the Named Executive Officers and the grant date present value of such officers' unexercised options at December 31, 2001:

                                                       Percent of
                                  Number of              Total                                                       Grant Date
                                 Securities            Number of            Option                                     Present
                                 Underlying             Options            Exercise                                   Value of
                                   Options             Granted to           Price             Expiration              Options(2)
          Name                    Granted(1)           Employees          ($/Share)              Date                    ($)
--------------------------------------------------------------------------------------------------------------------------------
R.B. Catell                        267,000               11.84              39.50            Feb. 12, 2011            1,412,430
--------------------------------------------------------------------------------------------------------------------------------
C.G. Matthews                      124,000                5.49              39.50            Feb. 12, 2011             655,960
--------------------------------------------------------------------------------------------------------------------------------
R.J. Fani                          60,000                 2.66              39.50            Feb. 12, 2011             317,400
                         -------------------------------------------------------------------------------------------------------
                                   18,200                 .80               36.59            July 1, 2011              96,278
--------------------------------------------------------------------------------------------------------------------------------
W.P. Parker Jr.                    60,000                 2.66              39.50            Feb. 12, 2011             317,400
                         -------------------------------------------------------------------------------------------------------
                                   18,200                 .80               36.59            July 1, 2011              96,278
--------------------------------------------------------------------------------------------------------------------------------
G. Luterman                        60,000                 2.66              39.50            Feb. 12, 2011             317,400
--------------------------------------------------------------------------------------------------------------------------------

(1) Options vest ratably over a five-year period with the first one-fifth having vested on February 13, 2002 (accelerated vesting in third year applies upon achievement of certain prescribed goals).
(2) Options have been valued using the Black-Scholes option pricing model adapted to reflect the specific provisions of the Company's Incentive Plan and related assumptions regarding exercisability. The values shown are theoretical and do not necessarily reflect the actual values that may be realized upon the future exercise of the options. Any actual value will result to the extent that the market value of the Common Stock at a future date exceeds the exercise price. Assumptions for modeling are based on the dividend yield, risk-free rate of return, standard deviation of prices over a relevant period as of the grant date and the expected lives of the options.

Stock Option Exercises Table

The following table provides information on aggregated option exercises in 2001 and fiscal year end option values for the Named Executive Officers:

                                            -------------------------------------------- -------------------------------------------
                  Shares                           Number of Securities Underlying                      Value of In-The-Money
                 Acquired                      Unexercised Options at Fiscal Year End                Options at Fiscal Year End
                    on           Value      -------------------------------------------- -------------------------------------------
       Name      Exercise      Realized
                                            Exercisable    Unexercisable     Total       Exercisable    Unexercisable       Total
-----------------------------------------------------------------------------------------------------------------------------------
R.B. Catell              0            $0        906,467         710,334    1,616,801     $6,402,739       $4,960,672     $11,363,411
-----------------------------------------------------------------------------------------------------------------------------------
C.G. Matthews       54,666      $529,227        323,734         319,000      642,734     $2,314,614       $2,163,937      $4,478,551
-----------------------------------------------------------------------------------------------------------------------------------
R.J. Fani           82,366    $1,013,283         32,000         176,534      208,534       $231,113       $1,126,321      $1,357,434
-----------------------------------------------------------------------------------------------------------------------------------
W. P. Parker Jr.    71,666    $1,111,664        103,067         176,534      279,601       $604,637       $1,102,508      $1,617,145
-----------------------------------------------------------------------------------------------------------------------------------
G. Luterman         20,000      $311,280         61,799         176,667      238,467       $575,860       $1,242,513      $1,818,373
-----------------------------------------------------------------------------------------------------------------------------------

Security Ownership of Management

The following table sets forth information as of March 1, 2002, with respect to the number of shares of Common Stock beneficially owned and Common Stock equivalents credited to each director, each Named Executive Officer and all directors and executive officers as a group. Unless otherwise indicated, each person shown below has the sole power to vote and the sole power to dispose of the shares of Common Stock listed as beneficially owned. The percentage of shares held by any one person, or all directors and executives as a group, does not exceed 1% of all outstanding shares of KeySpan's Common Stock.

            Name of                      Total of Common                   Common Stock                    Common Stock
       Beneficial Owner                 Stock Beneficially              Beneficially Owned                Equivalents(1)
                                       Owned & Equivalents
-------------------------------------------------------------------------------------------------------------------------
L. H. Affinito(2)                                  10,608                       4,300(3)                            6,308
-------------------------------------------------------------------------------------------------------------------------
R. B. Catell                                    1,310,589(4)                1,310,226(4)                              363
-------------------------------------------------------------------------------------------------------------------------
A. S. Christensen                                  17,863                       6,974(3)                           10,889
-------------------------------------------------------------------------------------------------------------------------
H. R. Curd                                         32,096                      23,300(3)                            8,796
-------------------------------------------------------------------------------------------------------------------------
D. H. Elliott                                      26,274                       4,466(3)                           21,808
-------------------------------------------------------------------------------------------------------------------------
R. J. Fani                                        117,694(4)                  117,623(4)                               70
-------------------------------------------------------------------------------------------------------------------------
A. H. Fishman                                      19,396                       6,633(3)                           12,763
-------------------------------------------------------------------------------------------------------------------------
V. L. Fuller(2)                                    10,261                       3,633(3)                            6,628
-------------------------------------------------------------------------------------------------------------------------
J. A. Ives                                         64,730                      63,237(3)(5)                         1,493
-------------------------------------------------------------------------------------------------------------------------
J. R. Jones                                         9,806                       4,657(3)                            5,149
-------------------------------------------------------------------------------------------------------------------------
J. L. Larocca                                      14,600                       7,659(3)                            6,941
-------------------------------------------------------------------------------------------------------------------------
G. Luterman                                       121,661(4)                  121,651(4)                               10
-------------------------------------------------------------------------------------------------------------------------
C. G. Matthews(6)                                 542,856(4)                  542,493(4)                              363
-------------------------------------------------------------------------------------------------------------------------
S. W. McKessy                                      15,092                       4,767(3)                           10,325
-------------------------------------------------------------------------------------------------------------------------
E. D. Miller                                       26,678                      11,938(3)                           14,739
-------------------------------------------------------------------------------------------------------------------------
W. P. Parker Jr.                                  191,094(4)                  190,986(4)                              109
-------------------------------------------------------------------------------------------------------------------------
J. Q. Riordan(2)                                   45,107                      24,800(3)                           20,307
-------------------------------------------------------------------------------------------------------------------------
All directors and                               3,761,054                      3,628,207                          132,847
executives as a group,
including those named
above, a total of 33
persons.
-------------------------------------------------------------------------------------------------------------------------

(1) The term "Common Stock Equivalents" refers to units of value which track the performance of Common Stock. Such units do not possess voting rights and have been issued pursuant to the Directors' Deferred Compensation Plan or the Company's supplemental employee stock savings plan.
(2) Effective May 9, 2002, both Ms. Affinito and Mr. Riordan will retire, and Ms. Fuller will resign, as directors of the Company.
(3) Includes 3,300 shares issuable pursuant to options that vested on February 13, 2002.
(4) Includes shares issuable pursuant to options that are either currently exercisable or exercisable within 60 days of the date of this Proxy Statement as follows: Mr. Catell - 1,228,201 shares; Mr. Matthews - 522,734 shares; Mr. Fani - 104,307 shares; Mr. Parker - 175,374 shares; and Mr. Luterman - 115,466 shares.
(5) Includes 55,390 shares issuable pursuant to options that vested on November 8, 2000.

(6) Effective March 1, 2002, Mr. Matthews has retired as a director and officer of the Company.


PERFORMANCE GRAPH

The following graph presents, for the period beginning May 28, 1998 through December 31, 2001, a comparison of cumulative total shareholder returns for KeySpan, the Standard & Poor's Utilities Index and the Standard & Poor's 500 Index.







                 [PERFORMANCE GRAPH]







                               May 28, 1998         December 31, 1998              December 31, 1999              December 31, 2000
                               ------------         -----------------              -----------------              -----------------
KeySpan                        $100.00              $  93.99                       $  74.96                       $143.92
S&P Utilities Index            $100.00              $108.57                        $  99.66                       $158.99
S&P 500 Index                  $100.00              $113.65                        $137.87                        $125.33

                               December 31, 2001
                               $124.53
                               $110.78
                               $110.48

Assumes $100 invested on May 28, 1998 in shares of KeySpan Common Stock, the S&P Utilities Index and the S&P 500 Index, and that all dividends were reinvested.

COMPENSATION UNDER RETIREMENT PLANS

The Company's retirement plan provides retirement benefits based upon the individual participant's years of service and final average annual compensation (as defined below). The following table sets forth the estimated annual retirement benefits (exclusive of Social Security payments) payable to participants in the specified compensation and years-of-service categories, assuming continued active service until normal retirement age and that the Company's retirement plan is in effect at such time.

                                                                          Years of Service
                  ------------------------------------------------------------------------------------------------------------------
Remuneration            20                   25                    30                 35                  40                   45
------------
                  ---------------      ---------------      ----------------    ---------------     ---------------    -------------
$200,000. . . . .     $60,000              $75,000               $90,000           $105,000            $120,000             $135,000
$275,000. . . .       $82,500             $103,125              $123,750           $144,375            $165,000             $185,625
$350,000. . . . .    $105,000             $131,250              $157,500           $183,750            $210,000             $236,500
$425,000. . . . .    $127,500             $159,375              $191,250           $223,125            $255,000             $286,875
$500,000. . . . .    $150,000             $187,500              $225,000           $262,500            $300,000             $337,500
$575,000. . . . .    $172,500             $215,625              $258,750           $301,875            $345,000             $388,125
$650,000. . . . .    $195,000             $243,750              $292,500           $341,250            $390,000             $438,750
$725,000. . . . .    $217,500             $271,875              $326,250           $380,625            $435,000             $489,375
$800,000. . . . .    $240,000             $300,000              $360,000           $420,000            $480,000             $540,000
$875,000. . . . .    $262,500             $328,125              $393,750           $459,375            $525,000             $590,625
$950,000. . . . .    $285,000             $356,250              $427,500           $498,750            $570,000             $641,250
$1,025,000. . . .    $307,500             $384,375              $461,250           $538,125            $615,000             $691,875
$1,100,000. . . .    $330,000             $412,500              $495,000           $577,500            $660,000             $742,500
$1,175,000. . . .    $352,500             $440,625              $528,750           $616,875            $705,000             $793,125
$1,250,000. . . .    $375,000             $468,750              $562,500           $656,250            $750,000             $843,750
$1,325,000. . . .    $397,500             $496,875              $596,250           $695,625            $795,000             $894,375
$1,400,000. . . .    $420,000             $525,000              $630,000           $735,000            $840,000             $945,000
$1,475,000. . . .    $442,500             $553,125              $663,750           $774,375            $885,000             $995,625
$1,550,000. . . .    $465,000             $581,250              $697,500           $813,750            $930,000           $1,046,250
$1,625,000           $487,500             $609,375              $731,250           $853,125            $975,000           $1,096,875
----------------------

For purposes of the retirement plan, the final average annual compensation is the average annual compensation for the highest five consecutive years of earnings during the last ten years of credited service. The annual salary and bonus for the current year for the Named Executive Officers is indicated in the Annual Compensation columns of the Summary Compensation Table.

The number of years of credited service for the Chief Executive Officer and, with the exception of Mr. Matthews, each of the Named Executive Officers currently employed by the Company, based on continued service to age 65, normal retirement age, will be as follows: R. B. Catell - 45 years, R. J. Fani - 42 years, W. P. Parker - 43 years and G. Luterman - 10 years. As a result of Mr. Matthews' retirement, his actual years of credited service to the Company will be 36 years.

The Code limits the annual compensation taken into consideration for, and the maximum annual retirement benefits payable to, a participant under the Company's retirement plan. For 2001, these limits were $170,000 and $140,000, respectively. Annual retirement benefits attributable to amounts in excess of these limits are provided for under the Excess Benefit Plan (the "Benefit Plan") and not under the Company's retirement plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Neither Messrs. Elliott, Jones, Larocca, McKessy, Miller or Riordan is an officer or employee, or former officer or employee, of KeySpan or any of its subsidiaries. No interlocking relationship exists between the members of KeySpan's Board or Compensation and Nominating Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

AGREEMENTS WITH EXECUTIVES

Employment Agreements

In September 1998, KeySpan entered into an employment agreement with Mr. Robert
B. Catell relating to his services as Chairman and Chief Executive Officer which was amended on February 24, 2000. The agreement covers the period beginning July 31, 1998 and ending July 31, 2003. In addition to base salary, annual and long-term incentive compensation and other employee benefits, Mr. Catell's employment agreement provides for severance benefits to be paid to him in the event his employment is terminated by KeySpan without cause or if Mr. Catell terminates his employment for good reason. The severance benefits to be provided during the severance period would include: (a) payment to Mr. Catell in a single lump sum of (i) all accrued obligations and (ii) the aggregate amount of salary and annual incentive compensation that he would have received had he remained employed through the end of the employment period; (b) continued accrual of Supplemental Executive Retirement Plan benefits (as provided in the agreement) during the severance period; and (c) continuation of all other employment benefits, as if he had remained employed by KeySpan during the severance period. If Mr. Catell voluntarily terminates his employment, other than for good reason, the Company shall pay the accrued obligations to Mr. Catell and he shall be entitled to supplemental retirement benefits. If Mr. Catell's employment is terminated following a "change of control" of KeySpan (as defined in the agreement), the severance period is defined to mean the period from the date of termination through the end of the employment period, or, if longer, the third anniversary of the date of termination.

KeySpan also entered into an employment agreement on September 1, 1999 with Mr. Craig G. Matthews relating to his services as President and Chief Operating Officer. The agreement covered the period beginning September 1, 1999 through August 31, 2003. The agreement was amended, effective March 2, 2001, to reflect Mr. Matthews' promotion to Vice Chairman and Chief Operating Officer with the terms of the amended agreement ending on March 2, 2003 or, at the option of Mr. Matthews, on August 31, 2003. In addition to base salary, annual and long- term incentive compensation and other employee benefits, Mr. Matthews' employment agreement provided for severance benefits to be paid to him in the event his employment was terminated by KeySpan without cause or if Mr. Matthews terminated his employment for good reason. Nevertheless, as a result of his retirement without cause, the Company will pay the accrued obligations to him without severance benefits and he is entitled to supplemental retirement benefits provided by the benefit plan.

KeySpan also is party to an employment agreement entered into on July 29, 1999 with Mr. Gerald Luterman relating to his services as Senior Vice President and Chief Financial Officer. The agreement covers the period beginning July 29, 1999 and ending July 31, 2002. In addition to base salary, annual and long-term incentive compensation and other employee benefits, Mr. Luterman's employment agreement provides for severance benefits to be paid to him in the event his employment is terminated by KeySpan without cause or if Mr. Luterman terminates his employment for good reason. The severance benefits to be provided during the severance period would include: (a) payment to Mr. Luterman in a single lump sum of (i) all accrued obligations and (ii) the aggregate amount of salary and annual target incentive compensation that he would have received had he remained employed through the end of the employment period; (b) continued accrual and vesting of benefits under the benefit plan during the severance period; and (c) continuation of all other employment benefits, as if he had remained employed by KeySpan during the severance period. If Mr. Luterman voluntarily terminates his employment, other than for good reason, the Company shall pay the accrued obligations to Mr. Luterman and he shall be entitled to supplemental retirement benefits provided by the Benefit Plan. If Mr. Luterman's employment is terminated following a "change of control" of KeySpan (as defined in the agreement), he is eligible to receive the severance benefits provided under his agreement as an offset, and not in addition to, any severance payments from the Senior Executive Change of Control Severance Plan (the "Change of Control Plan").

Senior Executive Change of Control Severance Plan

With the exception of Mr. Catell, 48 officers of the Company and certain subsidiaries are participants in the Change of Control Plan. The Change of Control Plan, as amended, provides for the payment of severance and other benefits upon certain qualifying terminations of such executives within two (2) years of a "change of control" of the Company (as defined in the Change of Control Plan). The protection period under the Change of Control Plan commences upon the date that KeySpan enters into a definitive agreement, the transaction contemplated by which will, when consummated, constitute a change of control under the Change of Control Plan and will continue for a period of two years after the effective date of the actual change of control. The benefits payable under the Change of Control Plan generally provide for (i) the payment of the sum of the executive's base salary, incentive compensation and compensation previously deferred by the executive, all through the date of termination; (ii) the payment of an amount equal to three times an executive's base salary and incentive compensation for any President, any Executive Vice Presidents and certain Senior Vice Presidents of KeySpan and certain subsidiaries and two times an executive's base salary and incentive compensation for other officers; (iii) the payment of amounts under retirement plans; and (iv) the continuation of certain other benefits for a period of two to three years depending on the executive's position with the Company. The Change of Control Plan expires October 30, 2003, unless extended for an additional period by the Board of Directors; provided that, following a change of control, the Change of Control Plan shall continue until after all the executives who become entitled to any payments thereunder shall have received such payments in full.

Security Ownership of Certain Beneficial Owners

As of March 1, 2002, there were no beneficial owners of more than 5% of the Company's Common Stock.



PROPOSAL 2.                    RATIFICATION OF DELOITTE & TOUCHE LLP AS
                               INDEPENDENT PUBLIC ACCOUNTANTS

In accordance with the recommendations of its Audit Committee, the Board of Directors recommends that the shareholders ratify the appointment of the firm of Deloitte & Touche LLP ("Deloitte & Touche"), as independent public accountants to audit the books, records and accounts of KeySpan and its subsidiaries for the year ending December 31, 2002. Arthur Andersen LLP ("Arthur Andersen") served as KeySpan's independent public accountants since May 1998. On March 29, 2002, KeySpan's Board of Directors, upon recommendation of the Audit Committee, determined not to renew the engagement of Arthur Andersen and appointed Deloitte & Touche as independent public accountants.

During the past two fiscal years, and the subsequent interim period through March 29, 2002, there has been no report on the financial statements of the Company by Arthur Andersen which contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. During the past two fiscal years, and the subsequent interim period through March 29, 2002, there have been no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Arthur Andersen, would have caused the firm to make reference to the subject matter of such disagreements in connection with its report.

A representative of both Arthur Andersen and Deloitte & Touche will attend the Annual Meeting and be available to answer shareholder questions and will have the opportunity to make a statement if they desire to do so.

Audit Fees

Audit fees paid by the Company to Arthur Andersen for the fiscal year ended December 31, 2001, were approximately $1,065,000 and audit related fees amounted to approximately $874,000. Audit related services generally include fees for statutory audits, benefit plan audits, accounting consultation, various attest services under professional standards, assistance with registration statements, comfort letters and consents.




All Other Fees

All other fees paid by the Company to Arthur Andersen for the fiscal year ended December 31, 2001, were approximately $1,260,000. Such fees generally include tax consultation and tax services.

The Audit Committee has reviewed the nature and scope of the services provided by Arthur Andersen and considers such to have been compatible with the maintenance of Arthur Andersen's independence throughout its service to the Company.

The Audit Committee has also determined that the scope of services to be provided by Deloitte & Touche in 2002 will generally be limited to audit and audit related services and tax services. The Audit Committee will expressly approve the provision of any services by Deloitte & Touche outside the scope of the foregoing services if the additional services involve fees in excess of $50,000.

The affirmative vote of a majority of the votes cast at the meeting is required for approval of this proposal.

     The Board of Directors unanimously recommends a vote FOR this proposal.


OTHER INFORMATION

Report of the Audit Committee

The Audit Committee of the Board of Directors of KeySpan is composed of six independent, non-employee directors and operates under a written charter adopted by the Board of Directors.

We have reviewed and discussed with management the Company's audited financial statements as of, and for, the year ended December 31, 2001.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No.1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, discussed with the auditors any relationships that may impact their objectivity and independence and satisfied themselves as to the auditors' independence.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

                                                   Audit Committee

                              Alan H. Fishman, Chairman       Vicki L. Fuller
                              Lilyan H. Affinito              Stephen W. McKessy
                              Howard R. Curd                  James Q. Riordan

Directors and Officers Liability Insurance and Indemnity

KeySpan currently has in place director and officer ("D&O") liability insurance for the purpose of reimbursing the Company when it has indemnified its directors and officers. D&O liability insurance also provides direct payment to KeySpan's directors and officers under certain circumstances when KeySpan has not previously provided indemnification. KeySpan also has liability insurance which provides fiduciary coverage for KeySpan, its directors, officers and employees for any alleged breach of fiduciary duty under the Employee Retirement Income Security Act. The D&O and fiduciary liability insurances were purchased from Associated Electric & Gas Insurance Services for a one-year period commencing May 28, 2001 at a total cost of $1,769,515. The Company will renew the D&O liability and fiduciary insurances for a one-year period commencing May 28, 2002.


Shareholder Rights Plan

On March 30, 1999, the Board of Directors entered into a Rights Agreement pursuant to which one preferred stock purchase right (a "Right") per share of Common Stock will be distributed as a dividend to shareholders of record on the close of business on April 14, 1999. Each Right, when exercisable, will entitle the holder thereof to purchase one one-hundredth of a share of Series D Preferred Stock at a price of $95.00 per share. The Rights will be exercisable only if a person or a group acquires 20% or more of the outstanding shares of Common Stock or announces a tender offer following which it would hold 20% or more of such outstanding Common Stock. The Rights entitle the holders, other than the acquiring person, to purchase Common Stock having a market value of two times the exercise price of the Right. If, following the acquisition by a person or group of 20% or more of KeySpan's outstanding shares of Common Stock, KeySpan were acquired in a merger or other business combination, each Right would be exercisable for that number of the acquiring company's shares of common stock having a market value of two times the exercise price of the Right. Subject to the terms of the Rights Agreement, KeySpan may redeem the Rights at $.01 per Right at any time until ten days following the occurrence of an event that causes the Rights to become exercisable for Common Stock. The Rights expire in ten years.

The foregoing description of the Rights Agreement and of the Rights is qualified in its entirety by the terms of the Rights Agreement, dated March 30, 1999, by and between KeySpan and the Rights Agent, a copy of which was filed as an exhibit to KeySpan's Report on Form 8-K dated March 30, 1999.

Notice to Shareholders of a Change of Rights Agent

EFFECTIVE JUNE 1, 2002, (THE "DISCHARGE DATE"), THE BANK OF NEW YORK WILL BE DISCHARGED AS THE RIGHTS AGENT UNDER THE RIGHTS AGREEMENT. EFFECTIVE UPON THE DISCHARGE DATE, KEYSPAN WILL APPOINT EQUISERVE TRUST COMPANY, N.A. TO SERVE AS THE SUCCESSOR RIGHTS AGENT UNDER THE RIGHTS AGREEMENT.

Involvement in Certain Proceedings

In May 2000, ContiFinancial Corporation ("ContiFinancial") filed a voluntary petition for relief under the provisions of Chapter 11 of the United States Bankruptcy Code. At the time of such filing, Alan H. Fishman was serving as President and Chief Executive Officer of ContiFinancial. Mr. Fishman joined ContiFinancial in July 1999 and resigned in March 2001.

Material Litigation

KeySpan has been cooperating in preliminary inquiries regarding trading in the Company's Common Stock by individual officers of KeySpan prior to the July 17, 2001 announcement that KeySpan was taking a special charge in its energy services business and otherwise reducing its 2001 earnings forecast. These inquiries are being conducted by the U.S. Attorney's Office, Southern District of New York, and the Securities and Exchange Commission ("SEC"). As part of its continuing inquiry, on March 5, 2002, the SEC issued a formal order of investigation, pursuant to which it will review the trading activity of certain Company insiders from May 1, 2001 to the present, as well as the Company's compliance with its reporting rules and regulations, generally during the period following the acquisition of the Roy Kay companies which are part of our energy services business, through the July 17th announcement.

In addition, KeySpan and certain of its officers and directors are defendants in a number of class action lawsuits filed in the United States District Court for the Eastern District of New York after the July 17th announcement. These lawsuits allege, among other things, violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), in connection with disclosures relating to or following the acquisition of the Roy Kay companies. Finally, in October 2001, a shareholder's derivative action was commenced in the same court against certain officers and directors of KeySpan, alleging, among other things, breaches of fiduciary duty, violations of the New York Business Corporation Law and violations of Section 20(a) of the Exchange Act. Each of the proceedings seeks monetary damages in an unspecified amount. We are unable to determine the outcome of these proceedings and what effect, if any, such outcome will have on our financial condition, results of operations or cash flows.

Deadline For Shareholder Proposals

Shareholder proposals for the 2003 Annual Meeting must be received by the Secretary at KeySpan's principal executive office at One MetroTech Center, Brooklyn, New York 11201-3850, Attention: Secretary, by December 5, 2002, to be considered by the Company for possible inclusion in the proxy materials for the 2003 Annual Meeting.

In addition, all shareholder proposals or nominations for election of a director for the 2003 Annual Meeting must be submitted to the Company in accordance with
Section 2.7 of the Company's By-Laws not less than 60 nor more than 90 calendar days in advance of the anniversary date of the 2002 Annual Meeting.

Additional Information

KeySpan's Annual Report for the period ended December 31, 2001 is being mailed to shareholders on or about the date of this Proxy Statement. KeySpan files an Annual Report on Form 10-K with the SEC which includes additional information concerning KeySpan and its operations. The Company's Annual Report or Annual Report on Form 10-K, except for exhibits, will be furnished at no cost to shareholders upon written request to: Secretary, KeySpan Corporation, One MetroTech Center, Brooklyn, New York 11201-3850.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires KeySpan's directors, executive officers and persons who own more than ten percent (10%) of a registered class of KeySpan's equity securities to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of KeySpan. Executive officers, directors and greater than ten percent (10%) shareholders are required by SEC regulation to furnish KeySpan with copies of all Section 16(a) forms which they file.

To KeySpan's knowledge, based solely on review of information furnished to KeySpan, reports filed through KeySpan and representations that no other reports were required, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent (10%) beneficial owners were complied with during the twelve-month period ended December 31, 2001, except that Donald H. Elliott reported a delinquent Form 4 transaction on his Form 5 report and William C. Thompson, Jr. reported two delinquent Form 4 transactions on his Form 5 report. Additionally, Mr. Wallace P. Parker Jr. reported a delinquent transaction on his current Form 5 report which should have been reported on a Form 5 report for the period ended December 31, 2000.

Method and Cost of Solicitation of Proxies

KeySpan will bear the cost of soliciting proxies. In addition to the use of the mails, proxies may be solicited personally, by telephone or through the Internet by KeySpan directors, officers, employees and agents for no additional compensation. In addition, KeySpan will reimburse brokers, bank nominees and other institutional holders for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of the Company's Common Stock.

Disclosure of "Broker Non-Votes" And Abstentions

SEC rules provide that specifically designated blank spaces are provided on the proxy card for shareholders to mark if they wish either to withhold authority to vote for one or more nominees for director or to abstain on one or more of the proposals. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for or against such individuals. With respect to the proposal relating to selection of auditors, abstentions are not counted in determining the number of votes cast in connection with this proposal, since New York State law requires a majority of only those votes cast "for" or "against" approval, while broker non-votes are treated as shares not entitled to vote, thus giving both abstentions and non-votes no effect.
 All abstentions and broker non-votes are counted towards the establishment of a quorum.



Confidential Voting

KeySpan has adopted a policy to the effect that all proxy (voting instruction) cards, ballots and vote tabulations which identify the particular vote of a shareholder are to be kept secret from KeySpan, its directors, officers and employees. Accordingly, proxy cards are returned in envelopes addressed to the tabulator, EquiServe, which receives and tabulates the proxies and is independent of KeySpan. The final tabulation is inspected by inspectors of election who also are independent of KeySpan, its directors, officers and employees. The identity and vote of any shareholder shall not be disclosed to KeySpan, its directors, officers or employees, nor to any third party except (i) to allow the independent inspectors of election to certify the results of the vote to KeySpan, its directors, officers and employees; (ii) as necessary to meet applicable legal requirements and to assert or defend claims for or against KeySpan; (iii) in the event of a proxy solicitation based on an opposition proxy statement filed, or required to be filed, with the SEC; or (iv) in the event a shareholder has made a written comment on such form of proxy.

Other Matters

As of the date of this Proxy Statement, KeySpan knows of no business that will be presented for consideration at the Annual Meeting of Shareholders other than the proposals discussed above. If any matter is properly brought before the meeting for action by the shareholders, proxies in the form returned to KeySpan will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

By Order of the Board of Directors




Robert B. Catell
Chairman and Chief Executive Officer

P
R
O
X
Y

KEYSPAN CORPORATION                            PROXY/VOTING INSTRUCTION CARD

     This proxy is solicited on behalf of the Board of Directors of KeySpan Corporation for the Annual Meeting of Shareholders on May 9, 2002

           The undersigned appoints Andrea S. Christensen and James L. Larocca each of them, with full power of substitution in each, the proxies of the undersigned to represent the undersigned and vote all shares of KeySpan Corporation Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on May 9, 2002, and at any adjournment or postponement thereof, as indicated on the reverse side. In their decision, the proxies are authorized to vote upon such other business as may properly come before the meeting, including, without limitation, any motion to adjourn the meeting to another time or place (including for the purpose of soliciting additional proxies).

           This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR all proposals and as said proxies deem advisable on such other matters as may properly come before the meeting.

Nominees:
01 Robert B. Catell                       06 J. Atwood Ives
02 Andrea S. Christensen                  07 James R. Jones
03 Howard R. Curd                         08 James L. Larocca
04 Donald H. Elliott                      09 Stephen W. McKessey
05 Alan H. Fishman                        10 Edward D. Miller

Comments: _________________________________________

---------------------------------------------------

---------------------------------------------------
If you have written in the above space, please mark the comments notification box on the reverse side.

                                                                -----------
                                                                See Reverse
                                                                   Side
                                                                -----------

        (Continued, and to be signed and dated on the reverse side.)

                              FOLD AND DETACH HERE
--------------------------------------------------------------------------------

                                ADMISSION TICKET

                               KEYSPAN CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS
                            MAY 9, 2002 AT 10:00 A.M.

                      TILLES CENTER FOR THE PERFORMING ARTS

                             Long Island University
                                C.W. Post Campus
                             720 Northern Boulevard
                               Greenvale, New York

                                   Directions

By Car:

From the west: Take the Long Island Expressway (Route 495) east to Exit 39 (Glen Cove Road). Proceed north to Route 25A (Northern Boulevard) and turn right
(east). Proceed eastward on Route 25A approximately two miles; turn right at the fifth traffic light into the West Gate of the campus.

From the east: Take the Long Island Expressway (Route 495) west to Exit 41N (Route 106/107 North). Continue on Route 107 north to Route 25A (Northern Boulevard) and turn left (west). Proceed approximately 1/4 mile and turn left at the second traffic light into the West Gate of the campus.

NOTE: You may also use the Northern State Parkway instead of the Long Island Expressway. Use Exit 31 for Glen Cove Road north or Exit 35 for Route 107 north and follow above directions.

By Public Transportation from New York City:

By Train: From Pennsylvania Station: Take either the Long Island Rail Road's Port Jefferson train line to the Hicksville station or the Port Washington-Manhasset line to the Great Neck Station or the Manhasset station or the Oyster Bay train to the Greenvale station. The Great Neck and the Hicksville station both have bus service to C.W. Post Campus. Taxi service to the campus is available from the Greenvale, Manhasset, Great Neck and Hicksville stations. Taxi service prices rage from $8 to $16. To reach Long Island Rail Road call
(516) 822-5477.

By Bus: C.W. Post is serviced by the Metropolitan Transit Authority, Long Island Bus N20. For schedule times call the MTA at (516) 766-6722.

[X] Please mark your votes as in this example.

The shares are represented by this proxy when signed and returned will be voted as directed by the shareholder. If no direction is given, such shares will be voted FOR all proposals and as said Proxies deem advisable on such other matters as may properly come before the meeting.
--------------------------------------------------------------------------------
             The Board of Directors recommends a vote "FOR" all proposals.
--------------------------------------------------------------------------------


1.  Election of Directions (see reverse side)

           FOR                            WITHHELD
          [   ]                            [    ]

For, except vote withheld from the following nominee(s):

----------------------

2.  Ratification of Deloitte & Touche LLP as independent accountants.

            FOR                         AGAINST                      ABSTAIN
           [  ]                         [     ]                       [   ]

--------------------------------------------------------------------------------
I have included comments, or have included a change of address.          [    ]

I already receive an Annual Report and do not wish to receive one for
this account.                                                            [    ]

I plan to attend the Annual Meeting. [  ]

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one trustee, all should sign.

                                   --------------------------------

                                   --------------------------------
                                   SIGNATURE)S)              DATE



--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                               [LOGO] KEYSPAN

                          PROXY VOTING INSTRUCTION CARD

Your vote is important. Casting your vote in one of the three ways described on this instruction card votes all common shares of KeySpan Corporation that you are entitled to vote and gives voting instructions for any common shares held on your behalf in the KeySpan 401(k) Plan.

Please consider the issues discussed in the proxy statement and cast your vote by:

                     .         Accessing the World Wide Web site
                               http://www.eproxyvote.com/kse to vote via the Internet. You can also register at this site to access future proxy materials electronically.

                     . Using a touch-tone telephone to vote by phone toll free from the U.S. or Canada. Simply dial 1-877-779-8683 and follow the instructions. For shareholders from other locations, please call 1-201-536-8073. When you are finished voting, your vote will be confirmed and the call will end.

                     . Completing, dating, signing and mailing the proxy card in the postage-paid envelope included with the proxy statement or sending it to KeySpan Corporation, P.O. Box 8535, Edison, NJ 08818-9402.


You can vote by phone or via the Internet anytime prior to May 9, 2002. You will need the control number printed at the top of this instruction card to vote by phone or via the Internet. If you do so, you do not need to mail in your proxy card.